Exhibit 99.1

SURGERY PARTNERS, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2022 RESULTS; SETS 2023 GUIDANCE

BRENTWOOD, Tenn., March 1, 2023 (GLOBE NEWSWIRE) - Surgery Partners, Inc. (NASDAQ:SGRY) ("Surgery Partners" or the "Company"), a leading provider of surgical services, today announced results for the fourth quarter and full year ended December 31, 2022.

•Revenue increased 15.9% to $707.1 million in the fourth quarter 2022 and 14.1% to $2.5 billion in the full-year 2022, when compared to the comparable periods in 2021
◦Days adjusted same-facility revenues increased 10.7% in the fourth quarter 2022 versus 2021
◦Days adjusted same-facility revenues increased 7.7% in the full-year 2022 versus 2021
•Net loss attributable to common stockholders was $23.4 million for the fourth quarter 2022 and $54.6 million for the full-year 2022
◦Adjusted EBITDA increased 5.6% to $120.8 million in the fourth quarter 2022 versus 2021
◦Adjusted EBITDA increased 12.0% to $380.2 million in the full-year 2022 versus 2021
•Adjusted EBITDA margins were 17.1% in the fourth quarter 2022 and 15.0% in the full-year 2022
•Adjusted EBITDA for 2023 expected to be greater than $425 million
•Revenue for 2023 expected to be greater than $2.75 billion

Wayne DeVeydt, Chairman of the Board of Surgery Partners, noted, “The financial results we are reporting today reflect the strong execution that can be expected to continue into 2023. As the migration of high acuity surgical cases continues to our lower cost, high quality setting, we are poised to continue to capitalize on these broad industry trends and remain optimistic about achieving sustainable double-digit Adjusted EBITDA growth.”
Eric Evans, Chief Executive Officer, stated, “With revenue growth of nearly 16% in the fourth quarter, we are reporting growth consistent with our expectations and reflecting the positive trajectory that we have experienced all year. Our teams remain focused on providing the highest clinical quality product to our patients and physicians as we continue to make investments in our core capabilities including physician recruitment, high-acuity service line development, and effectively managing the macro-economic environment with regards to inflationary pressure on labor and our supply chain while still achieving full year margin improvement. On a same-facility basis, net revenue grew nearly 11% in the quarter and 8% for the year, giving us significant momentum as we enter 2023. When coupled with our consistent and accretive deployment of capital, which totaled nearly $250 million in 2022, our growth trajectory is strong and gives us high confidence in in our 2023 guidance.”
Dave Doherty, Chief Financial Officer, commented, “We are pleased to deliver these fourth quarter and full year results, which reflects our disciplined management approach and strong underlying business fundamentals. With the benefit of the November 2022 equity raise we have meaningfully lowered our debt leverage, improved free cash flow and decreased the risk associated with refinancing in this uncertain interest rate environment. As we entered 2023, our liquidity position is greater than $830 million, which enhances our confidence in our ability to navigate this current economic environment and continue to fund accretive M&A. With the momentum of these results, we are setting our initial guidance for 2023 Adjusted EBITDA to be greater than $425 million and revenue to be greater than $2.75 billion.”
Fourth Quarter 2022 Results
Revenue for the fourth quarter of 2022 increased 15.9% to $707.1 million from $610.2 million for the fourth quarter of 2021. Days adjusted same-facility revenues for the fourth quarter of 2022 increased 10.7% from the same period last year, with a 6.1% increase in revenue per case and a 4.3% increase in same-facility cases. For the fourth quarter of 2022, the Company’s net loss attributable to common stockholders and Adjusted EBITDA were $23.4 million and $120.8 million, respectively, compared to $0.1 million and $114.4 million for the same period last year. For the fourth quarter of 2022 and 2021, Adjusted EBITDA benefited from recognition of $0.3 million and $11.6 million of CARES Act grants, respectively. Excluding CARES Act grants in the fourth quarter 2022 and 2021, Adjusted EBITDA would have been $120.5 million and $102.8 million, respectively.
Full Year 2022 Results
Revenue for 2022 increased 14.1% to $2,539.3 million from $2,225.1 million in 2021. Days adjusted same-facility revenues for the year ended 2022 increased 7.7% from the prior year, with a 3.6% increase in revenue per case and a 3.9% increase in same-facility cases. For the full year 2022, the Company’s net loss attributable to common stockholders and Adjusted EBITDA was $54.6 million and $380.2 million, respectively, compared to $81.2 million and $339.6 million in 2021. For the full year 2022 and 2021, Adjusted EBITDA benefited from the recognition of $1.7 million and $25.3 million of CARES Act grants, respectively. Excluding CARES Act grants in the full year 2022 and 2021, Adjusted EBITDA would have been $378.5 million and $314.3 million, respectively, with year-over-year growth of 20.4%.
Liquidity
Surgery Partners had cash and cash equivalents of $282.9 million and $342.0 million of borrowing capacity under its revolving credit facility at December 31, 2022. Cash flows from operating activities was $7.2 million for the fourth quarter 2022, compared to $19.7 million for the same period in 2021. Net operating cash outflows, defined as operating cash flows less distributions to non-controlling interests, was $29.1 million for the fourth quarter of 2022.
Operating cash flows were $158.8 million for 2022, compared to $87.1 million for 2021. The increase in operating cash flows was driven primarily by the receipt of stockholder litigation proceeds of $32.8 million in 2022 and a DOJ settlement payment of $32.2 million made during 2021. Net operating cash inflows, defined as operating cash flows less distributions to non-controlling interests, was $12.0 million for the full year 2022.
On January 13, 2023, the Company entered into an amendment to the credit agreement governing its revolver to increase its capacity by $203.8 million to $553.8 million, less outstanding letters of credit, which remains undrawn.
The Company’s ratio of total net debt to EBITDA, as calculated under the Company’s credit agreement, was 4.3x at the end of 2022.
2023 Outlook
The Company projects 2023 revenues to be greater than $2.75 billion, and projects 2023 Adjusted EBITDA to be greater than $425 million.
Conference Call Information
Surgery Partners will hold a conference call today, March 1, 2023 at 8:30 a.m. (Eastern Time). The conference call can be accessed live over the phone by dialing 1-877-451-6152, or for international callers, 1-201-389-0879. A replay will be available three hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13735855. The replay will be available until March 15, 2023.
Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.surgerypartners.com. The replay will also be available on this same website for a limited time following the call.
To learn more about Surgery Partners, please visit the Company's website at www.surgerypartners.com. Surgery Partners uses its website as a channel of distribution for material Company information. Financial and other material information regarding Surgery Partners is routinely posted on the Company's website and is readily accessible.
About Surgery Partners
Headquartered in Brentwood, Tennessee, Surgery Partners is a leading healthcare services company with a differentiated outpatient delivery model focused on providing high quality, cost effective solutions for surgical and related ancillary care in support of both patients and physicians. Founded in 2004, Surgery Partners is one of the largest and fastest growing surgical services businesses in the country, with more than 180 locations in 31 states, including ambulatory surgery centers, surgical hospitals, multi-specialty physician practices and urgent care facilities. For additional information, visit www.surgerypartners.com.

Forward-Looking Statements
This press release contains forward-looking statements, including those regarding growth, our anticipated operating results for future periods and other similar statements. These statements can be identified by the use of words such as "believes," "anticipates," "expects," "intends," "plans," "continues," "estimates," "predicts," "projects," "forecasts," "may," "could," and similar expressions. All forward looking statements are based on current expectations and beliefs as of the date of this release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements, including but not limited to, (i) potential reductions to payments we receive from third-party payors, including government health care programs and private insurance organizations, (ii) our ability to execute on our operational and strategic initiatives, (iii) the timing and impact of our portfolio optimization efforts, (iv) our ability to continue to improve same-facility volume and revenue growth on the timeline anticipated, if at all, (v) our ability to successfully integrate acquisitions, (vi) the anticipated impact and timing of our ongoing efficiency efforts, as well as our ongoing procurement and revenue cycle efforts, (vii) continued impacts of the COVID-19 pandemic and recent U.S. economic conditions, including general inflationary pressures, disruptions to supply chains and an extremely competitive labor market (viii) the impact of adverse weather conditions and other events outside of our control, and (ix) the other risks identified and discussed from time to time in the Company’s reports filed with the SEC, including in Item 1A under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances.
Use of Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States ("GAAP") provided throughout this press release, Surgery Partners has presented the following non-GAAP financial measures: Adjusted net gain (loss) attributable to common stockholders, Adjusted net gain (loss) per share attributable to common stockholders, Adjusted EBITDA and Adjusted EBITDA excluding grant funds, which exclude various items detailed in the attached "Reconciliation of Non-GAAP Financial Measures".
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from similar measures used by other companies. These measures have limitations as an analytical tool and should not be considered in isolation or as a substitute or alternative to revenue, net income or loss, operating income or loss, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.

SURGERY PARTNERS, INC.
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in millions, except per share amounts, shares in thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Revenues	$707.1	$610.2	$2,539.3	$2,225.1
Operating expenses:
Salaries and benefits	200.1	175.6	746.4	644.3
Supplies	191.4	171.5	709.7	636.4
Professional and medical fees	70.8	60.3	269.2	230.0
Lease expense	20.6	21.8	82.4	90.6
Other operating expenses	39.9	33.9	156.7	132.4
Cost of revenues	522.8	463.1	1,964.4	1,733.7
General and administrative expenses	28.7	27.2	102.2	104.0
Depreciation and amortization	29.6	22.7	114.8	98.8
Transaction and integration costs	19.7	15.1	47.5	39.8
Grant funds	(0.6)	(17.9)	(2.4)	(37.9)
Loss on disposals and deconsolidations, net	7.9	0.2	11.1	2.2
Equity in earnings of unconsolidated affiliates	(4.4)	(2.8)	(12.5)	(11.3)
Litigation settlement	3.5	—	(29.3)	—
Loss on debt extinguishment	14.9	—	14.9	9.1
Other income, net	(9.2)	(12.2)	(16.6)	(15.5)
	612.9	495.4	2,194.1	1,922.9
Operating income	94.2	114.8	345.2	302.2
Interest expense, net	(61.0)	(60.1)	(234.9)	(221.0)
Income before income taxes	33.2	54.7	110.3	81.2
Income tax expense	(9.9)	(11.8)	(23.3)	(10.5)
Net income	23.3	42.9	87.0	70.7
Less: Net income attributable to non-controlling interests	(46.7)	(43.0)	(141.6)	(141.6)
Net loss attributable to Surgery Partners, Inc.	(23.4)	(0.1)	(54.6)	(70.9)
Less: Amounts attributable to participating securities	—	—	—	(10.3)
Net loss attributable to common stockholders	$(23.4)	$(0.1)	$(54.6)	$(81.2)

Net loss per share attributable to common stockholders
Basic	$(0.23)	$—	$(0.59)	$(1.12)
Diluted (1)	$(0.23)	$—	$(0.59)	$(1.12)
Weighted average common shares outstanding
Basic	101,888	84,522	91,952	72,427
Diluted (1)	101,888	84,522	91,952	72,427
(1)The impact of potentially dilutive securities for all periods presented was not considered because the effect would be anti-dilutive in those periods.

SURGERY PARTNERS, INC.
Selected Financial and Operating Data
(Dollars in millions, except per case and per share amounts)
(Unaudited)

	December 31, 2022	December 31, 2021

Balance Sheet Data (at period end):
Cash and cash equivalents	$282.9	$389.9
Total current assets	921.0	946.1
Total assets	6,682.1	6,117.6

Current maturities of long-term debt	62.8	60.4
Total current liabilities	493.4	536.8
Long-term debt, less current maturities	2,559.0	2,878.4
Total liabilities	3,399.2	3,817.8

Non-controlling interests—redeemable	342.0	330.2

Total Surgery Partners, Inc. stockholders' equity	1,998.2	1,089.0
Non-controlling interests—non-redeemable	942.7	880.6
Total stockholders' equity	2,940.9	1,969.6

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Cash Flow Data:
Net cash provided by (used in):
Operating activities	$7.2	$19.7	$158.8	$87.1
Investing activities	(72.2)	(190.0)	(307.9)	(331.7)
Purchases of property and equipment	(22.7)	(14.1)	(80.6)	(57.6)
Payments for acquisitions, net of cash acquired	(63.8)	(184.8)	(146.4)	(285.8)
Financing activities	193.1	229.8	42.1	316.3
Distributions to non-controlling interest holders	(36.3)	(33.5)	(146.8)	(131.0)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Other Data:
Number of surgical facilities as of the end of period	146	126	146	126
Number of consolidated surgical facilities as of the end of period	118	109	118	109

Cases	155,644	145,086	594,232	549,383
Revenue per case	$4,543	$4,206	$4,273	$4,050
Adjusted EBITDA (1)	$120.8	$114.4	$380.2	$339.6
Adjusted EBITDA excluding grant funds (1)	$120.5	$102.8	$378.5	$314.3
Adjusted EBITDA margin (2)	17.1%	18.7%	15.0%	15.3%
Adjusted EBITDA excluding grant funds margin (3)	17.0%	16.8%	14.9%	14.1%
Adjusted net gain (loss) per share attributable to common stockholders - Basic (1)	$0.28	$0.23	$0.17	$(0.01)
Adjusted net gain (loss) per share attributable to common stockholders - Diluted (1)	$0.27	$0.23	$0.16	$(0.01)
(1)A reconciliation of these non-GAAP financial measures appears below.
(2)Defined as Adjusted EBITDA as a % of Revenues.
(3)Defined as Adjusted EBITDA excluding grant funds as a % of Revenues.

SURGERY PARTNERS, INC.
Supplemental Information
(Dollars in millions, except per case amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Same-facility Information (1):
Cases	163,086	158,905	612,546	589,293
Case growth	2.6%	N/A	3.9%	N/A
Revenue per case	$4,171	$3,931	$3,973	$3,836
Revenue per case growth	6.1%	N/A	3.6%	N/A
Number of work days in the period	61	62	253	253
Case growth (days adjusted)	4.3%	N/A	3.9%	N/A
Revenue growth (days adjusted)	10.7%	N/A	7.7%	N/A

(1)Same-facility information includes cases and revenues from our consolidated and non-consolidated surgical facilities (excluding facilities acquired in new markets or divested during the current and prior periods).

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Segment Revenues:
Surgical facility services	$689.8	$594.1	$2,470.4	$2,157.8
Ancillary services	17.3	16.1	68.9	67.3
Total revenues	$707.1	$610.2	$2,539.3	$2,225.1

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Adjusted EBITDA:
Surgical Facility Services	$153.7	$134.5	$473.6	$422.0
Ancillary Services	(0.1)	2.7	(2.3)	1.7
All other	(32.8)	(22.8)	(91.1)	(84.1)
Total Adjusted EBITDA	$120.8	$114.4	$380.2	$339.6

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in millions)
(Unaudited)
The following table reconciles Adjusted EBITDA to income before income taxes in the reported consolidated financial information, the most directly comparable GAAP financial measure:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Income before income taxes	$33.2	$54.7	$110.3	$81.2

Net income attributable to non-controlling interests	(46.7)	(43.0)	(141.6)	(141.6)
Depreciation and amortization	29.6	22.7	114.8	98.8
Interest expense, net	61.0	60.1	234.9	221.0
Equity-based compensation expense	5.4	4.0	18.4	17.4
Transaction, integration and acquisition costs (1)	20.2	15.1	48.6	46.1
Loss on disposals and deconsolidations, net	7.9	0.2	11.1	2.2
Litigation settlements and other litigation costs (2)	3.0	1.3	(24.7)	5.6
Loss on debt extinguishment	14.9	—	14.9	9.1
Undesignated derivative activity (3)	(8.1)	—	(8.0)	—
Hurricane-related impacts (4)	0.4	(0.7)	1.5	(0.2)
Adjusted EBITDA (5)	$120.8	$114.4	$380.2	$339.6
Less: Impact of grant funds (6)	(0.3)	(11.6)	(1.7)	(25.3)
Adjusted EBITDA excluding grant funds	$120.5	$102.8	$378.5	$314.3
(1)This amount includes transaction and integration costs of $19.7 million and $15.1 million for the three months ended December 31, 2022 and 2021, respectively. This amount further includes start-up costs related to de novo surgical facilities of $0.5 million for the three months ended December 31, 2022, with no comparable costs for the three months ended December 31, 2021.

This amount includes transaction and integration costs of $47.5 million and $39.8 million for the years ended December 31, 2022 and 2021, respectively. This amount further includes start-up costs related to de novo surgical facilities of $1.1 million and $6.3 million for the years ended December 31, 2022 and 2021, respectively.
(2)This amount includes litigation settlement costs of $3.5 million for the three months ended December 31, 2022, with no comparable costs for the three months ended December 2021. This amount also includes other litigation income of $0.5 million for the three months ended December 31, 2022 and other litigation costs of $1.3 million for the three months ended December 31, 2021.
This amount includes gain on litigation settlement of $29.3 million for the year ended December 31, 2022, with no comparable gain in 2021. The amount also includes other litigation costs of $4.6 million and $5.6 million for the years ended December 31, 2022 and 2021, respectively.
(3)This amount includes the reclassification of $7.5 million of unrealized gains out of accumulated other comprehensive income into income related to the de-designation of a portion of one of the Company's interest rate caps. This amount further includes fair value changes of undesignated derivatives.
(4)Reflects losses incurred, net of insurance proceeds received at certain surgical facilities that were closed following Hurricane Ian in September 2022 and Hurricane Ida in September 2021.
(5)We use Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess operating performance, make business decisions and allocate resources. Non-controlling interests represent the interests of third parties, such as physicians, and in some cases, healthcare systems that own an interest in surgical facilities that we consolidate for financial reporting purposes. We believe that it is helpful to investors to present Adjusted EBITDA as defined above because it excludes the portion of net income attributable to these third-party interests and clarifies for investors our portion of Adjusted EBITDA generated by our surgical facilities and other operations. Adjusted EBITDA is not a measurement of financial performance under GAAP, and should not be considered in isolation or as a substitute for net income, operating income or any other measure calculated in accordance with GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating our financial performance. We believe such adjustments are appropriate, as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.
(6)Represents the impact of grant funds recognized, net of amounts attributable to non-controlling interests.

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in millions, except per share amounts, shares in thousands)
(Unaudited)

From time to time, the Company incurs certain non-recurring gains or losses that are normally non-operational in nature and that it does not consider relevant in assessing its ongoing operating performance. When significant, Surgery Partners’ management and its Board of Directors typically exclude these gains or losses when evaluating the Company’s operating performance and in certain instances when evaluating performance for incentive compensation purposes. Additionally, management believes that certain investors and equity analysts exclude these or similar items when evaluating the Company’s current or future operating performance and in making informed investment decisions regarding the Company. Accordingly, the Company provides adjusted net gain (loss) attributable to common stockholders and adjusted net gain (loss) per share attributable to common stockholders as supplements to the comparable GAAP financial measures. Adjusted net gain (loss) attributable to common stockholders and adjusted net gain (loss) per share attributable to common stockholders should not be considered measures of financial performance under GAAP, and the items excluded from such measures are significant components in understanding and assessing financial performance. These measures should not be considered in isolation or as an alternative to the comparable GAAP measures as presented in the consolidated financial statements.
The following table reconciles net income as reflected in the consolidated statements of operations to adjusted net gain (loss) attributable to common stockholders used to calculate adjusted net gain (loss) per share attributable to common stockholders:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Consolidated Statements of Operations Data:
Net Income	$23.3	$42.9	$87.0	$70.7
Plus (minus):
Net income attributable to non-controlling interests	(46.7)	(43.0)	(141.6)	(141.6)
Amounts attributable to participating securities	—	—	—	(10.3)
Equity-based compensation expense	5.4	4.0	18.4	17.4
Transaction, integration and acquisition costs	20.2	15.1	48.6	46.1
Loss on disposals and deconsolidations, net	7.9	0.2	11.1	2.2
Litigation settlements and other litigation costs	3.0	1.3	(24.7)	5.6
Loss on debt extinguishment	14.9	—	14.9	9.1
Hurricane-related impacts	0.4	(0.7)	1.5	(0.2)
Adjusted net gain (loss) attributable to common stockholders	$28.4	$19.8	$15.2	$(1.0)

Adjusted net gain (loss) per share attributable to common stockholders
Basic	$0.28	$0.23	$0.17	$(0.01)
Diluted (1)	$0.27	$0.23	$0.16	$(0.01)
Weighted average common shares outstanding
Basic	101,888	84,522	91,952	72,427
Diluted (1)	103,639	87,876	94,090	72,427
(1)For the year ended December 31, 2021, the impact of potentially dilutive securities was not considered because the effect would be anti-dilutive.

Contact
David T. Doherty, Chief Financial Officer
Surgery Partners, Inc.
(615) 234-8940
IR@surgerypartners.com